                            Ex.99.1

Katapult Announces Second Quarter 2022 Financial Results

August 9, 2022

PLANO, Texas, August 9, 2022 (GLOBE NEWSWIRE) -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial and Operational Highlights:

•Recorded total revenue of $53.0 million in second quarter 2022 compared to $77.5 million in the prior year, a decrease of $24.5 million. $8.0 million of this decline was attributable to the Company’s adoption of ASC 842 as of January 1, 2022.

•Added 42 new merchants in the second quarter 2022.

•Continued high customer satisfaction with Net Promoter Score of 60 as of June 30, 2022. More than 52% of gross originations for second quarter 2022 came from repeat customers (customers who have originated more than one lease with Katapult over their lifetime).

•Continued targeted tightening of our underwriting processes in Q2 2022.

•Ended Q2 2022 with $85.0 million of unrestricted cash on the balance sheet and $69.3 million available on the asset-backed revolving line of credit.

“Though our retailers and consumers continue facing near-term macro headwinds, we are confident in our long-term ability to weather these challenges. We continue to execute on the initiatives that we committed to as part of our strategic growth plan and are building momentum as it relates to capturing new volume opportunities from a very large addressable market,” said Orlando Zayas, CEO of Katapult.

Second Quarter 2022 Results

(Comparisons are to the respective periods of the prior year unless otherwise noted.)

The Company recorded second quarter revenue of $53.0 million, which was down $24.5 million compared to the second quarter of the prior year. Gross originations for the second quarter were $46.4 million, a 28% decline from the prior year due to ongoing macro challenges, including record levels of inflation, ongoing supply chain headwinds and the end of government stimulus, which have led to declining consumer confidence and spending, combined with the Company proactively tightening lease underwriting in response to credit performance normalizing.

Net loss was $9.7 million for the second quarter 2022, including a $2.3 million revaluation gain related to our warrants. Adjusted net loss was $10.2 million for the second quarter, which is down from adjusted net income of $1.5 million in the prior year period. Adjusted EBITDA was $(5.3) million for the second quarter 2022, down from $3.9 million in the prior year period, which reflects lower lease margins year-over-year and higher general and administrative expense from public company costs and higher marketing spend in the second quarter of 2022.

Katapult CEO, Orlando Zayas, Katapult CFO, Karissa Cupito, and Katapult COO, Derek Medlin will discuss the Company’s performance, outlook and overall growth strategy in greater detail on the company's earnings conference call and webcast.

Conference Call and Webcast

                            Ex.99.1

Katapult will host a conference call and webcast at 8:00 AM ET on August 9, 2022 to discuss these financial results, our current outlook and our growth strategy.

A live audio webcast of the event will be available on the Katapult Investor Relations website at http://ir.katapultholdings.com/. A copy of the earnings call presentation will also be posted to our website.

A live dial-in will be available at (800) 715-9871 (domestic) or (646) 307-1963 (international). The conference ID number is 4225698. Shortly after the conclusion of the call, a replay of this conference call will be available on the Katapult Investor Relations website at https://ir.katapultholdings.com/news-events/investor-calendar.

About Katapult

Katapult is a next generation platform for digital and mobile-first commerce for the non-prime consumer. Katapult provides point of sale lease purchase options for consumers challenged with accessing traditional financial products who are seeking to obtain everyday durable goods. The Company has developed a sophisticated end-to-end technology platform that enables seamless integration with merchants, underwriting capabilities that exceed the industry standard, and exceptional customer experiences.

                            Ex.99.1
Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our ability to weather the macroeconomic headwinds and our momentum in building volume opportunities in our addressable market. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, including launching new product offerings, new brand and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp. (the “Merger”); risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic and its effect on Katapult’s business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; enhance future operating and financial results; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events); and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Quarterly Report on Form 10-Q Katapult intends to file for the quarter ended June 30, 2022.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

                            Ex.99.1

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: Gross Originations, Total Revenue, Unearned Revenue and Gross Profit.

Gross Originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross Originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Unearned revenue represents the Company’s liability for cash received from customers prior to the related revenue being earned. Katapult measures these metrics to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers. In connection with the adoption of ASU No. 2016-02, Leases (Topic 842), as amended (“ASC 842”), effective January 1, 2022, Katapult recognizes revenue from customers (rental revenue) when the revenue is earned and the cash is collected. Accordingly, the Company no longer records rental revenue arising from lease payments earned but not yet collected or any corresponding bad debt expense, or disclose bad debt recoveries in its periodic reports starting in the first quarter of 2022.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, change in fair value of warrant liability, (provision) benefit for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger.

Adjusted net (loss) income is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.

Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating the Company’s performance because these measures:

• Are widely used to measure a company’s operating performance;

                            Ex.99.1
• Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and

• Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net (loss) income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

ASC 842 Adoption

The Company was required to adopt ASC 842 relating to lessor accounting, effective January 1, 2022. The Company's lease-to-own agreements, which comprise the majority of the Company’s revenue, fall within the scope of ASC 842 and are impacted by this change. As a result of the adoption, the Company now recognizes revenue from customers when revenue is earned and cash is collected instead of on an accrual basis, which it has done historically. The Company has adopted ASC 842 using the transition method, which permits the Company to not apply ASC 842 for comparative periods in the year of adoption. As a result, the Company is not recasting or restating 2021 or prior periods to conform to ASC 842. The adoption of ASC 842 is reflected in the Company’s financial statements and related notes and periodic reports filed with the SEC beginning with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

For illustrative purposes only, the Company is disclosing total revenue, bad debt expense (net of recoveries) and income (loss) before provision for income taxes for each quarter during years ended December 31, 2021 and 2020, respectively, as if the lessor accounting impacts of ASC 842 were in effect for these periods. “Total revenue”, “bad debt expense (net of recoveries)” and “income before provision for income taxes” for 2021 and 2020 are supplemental disclosures that are not calculated in accordance with GAAP in place during these periods.

Management believes the supplemental information showing the impact of ASC 842 for 2021 and 2020 provides relevant and useful information for users of the Company’s financial statements, as it provides comparability with the financial results the Company is reporting beginning in 2022 when ASC 842 became effective and the Company began to recognize revenue from customers when the revenue is earned and cash is collected. Upon adoption, the Company no longer records accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.

Contacts

Katapult Vice President of Investor Relations
Bill Wright
917-750-0346
bill.wright@katapult.com

Press Inquiries:
Allison + Partners
908-566-2090
katapult@allisonpr.com

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)
(amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Rental revenue	$53,020	$77,237	$112,851	$157,862
Other revenue	19	232	66	242
Total revenue	53,039	77,469	112,917	158,104
Cost of revenue	44,849	55,922	92,962	108,804
Gross profit	8,190	21,547	19,955	49,300
Operating expenses:
Servicing costs	1,131	1,072	2,337	2,210
Underwriting fees	423	477	910	944
Professional and consulting fees	2,259	1,324	5,547	2,858
Technology and data analytics	2,455	2,344	4,864	3,893
Bad debt expense	—	8,026	—	12,913
Compensation costs	6,470	14,755	11,847	17,337
General and administrative	3,649	2,503	7,459	3,686
Total operating expenses	16,387	30,501	32,964	43,841
(Loss) income from operations	(8,197)	(8,954)	(13,009)	5,459
Interest expense and other fees	(3,794)	(4,146)	(7,594)	(8,286)
Change in fair value of warrant liability	2,323	3,169	5,412	2,811
Loss before income taxes	(9,668)	(9,931)	(15,191)	(16)
(Provision) benefit for income taxes	(65)	1,828	(100)	3
Net loss	$(9,733)	$(8,103)	$(15,291)	$(13)
Net loss per share:
Basic	$(0.10)	$(0.17)	$(0.16)	$—
Diluted	$(0.10)	$(0.17)	$(0.16)	$—
Weighted average shares used in computing net loss per share:
Basic	97,944,724	46,989,376	98,036,263	39,274,794
Diluted	97,944,724	46,989,376	98,036,263	39,274,794

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash	$85,025	$92,494
Restricted cash	2,229	3,937
Accounts receivable, net of allowance for doubtful accounts of $6,248 at December 31, 2021	—	2,007
Property held for lease, net of accumulated depreciation and impairment	45,935	61,752
Prepaid expenses and other current assets	4,646	4,249
Total current assets	137,835	164,439
Property and equipment, net	636	576
Security deposits	91	91
Capitalized software and intangible assets, net	1,687	1,056
Right-of-use assets	960	—
Total assets	$141,209	$166,162
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,752	$2,029
Accrued liabilities	10,914	11,959
Unearned revenue	1,623	2,135
Lease liabilities	439	—
Total current liabilities	14,728	16,123
Revolving line of credit	55,183	61,238
Long term debt	42,461	40,661
Other liabilities	1,929	7,341
Lease liabilities, non-current	600	—
Total liabilities	114,901	125,363
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 98,334,413 and 97,574,171 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	80,394	77,632
Accumulated deficit	(54,096)	(36,843)
Total stockholders' equity	26,308	40,799
Total liabilities and stockholders' equity	$141,209	$166,162

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(amounts in thousands)

                            Ex.99.1

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,291)	$(13)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,438	73,160
Net book value of property buyouts	19,040	22,836
Impairment expense	7,490	7,721
Bad debt expense	—	12,913
Change in fair value of warrants liability	(5,412)	(2,811)
Stock-based compensation	2,946	9,766
Amortization of debt discount	1,015	1,390
Amortization of debt issuance costs	181	179
Accrued PIK Interest	785	760
Amortization of right-of-use assets	179	—
Change in operating assets and liabilities:
Accounts receivable	—	(13,475)
Property held for lease	(72,844)	(105,251)
Prepaid expenses and other current assets	(397)	(4,667)
Accounts payable	(277)	5,813
Accrued liabilities	(899)	(1,516)
Lease liabilities	(201)	—
Unearned revenues	(512)	321
Net cash (used in) provided by operating activities	(1,759)	7,126
Cash flows from investing activities:
Purchases of property and equipment	(153)	(198)
Additions to capitalized software	(845)	(423)
Net cash used in investing activities	(998)	(621)
Cash flows from financing activities:
Principal repayments on revolving line of credit	(16,171)	(7,948)
Principal advances on revolving line of credit, net of issuance costs	9,935	5,809
Repurchases of restricted stock	(244)	—
Proceeds from exercise of stock options	60	442
PIPE proceeds	—	150,000
Merger financing, net of redemptions	—	251,109
Consideration paid to selling shareholders	—	(329,560)
Transaction costs paid	—	(33,534)
Net cash (used in) provided by financing activities	(6,420)	36,318
Net (decrease) increase in cash and restricted cash	(9,177)	42,823
Cash and restricted cash at beginning of period	96,431	69,597
Cash and restricted cash at end of period	$87,254	$112,420

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,200	$5,868
Cash paid for income taxes	$362	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$1,139	$—
Cash paid for operating leases	$254	$—
Assumed warrant liability in connection with the Merger	$—	$44,272
Exercise of common stock warrant accounted for as a liability	$—	$13,102

                            Ex.99.1

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenue	$53,039	$77,469	$112,917	$158,104
Cost of revenue	44,849	55,922	92,962	108,804
Gross profit	8,190	21,547	19,955	49,300
Less:
Servicing costs	1,131	1,072	2,337	2,210
Underwriting fees	423	477	910	944
Bad debt expense	—	8,026	—	12,913
Adjusted gross profit	$6,636	$11,972	$16,708	$33,233

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(9,733)	$(8,103)	$(15,291)	$(13)
Add back:
Interest expense and other fees	3,794	4,146	7,594	8,286
Change in fair value of warrant liability	(2,323)	(3,169)	(5,412)	(2,811)
Provision (benefit) for income taxes	65	(1,828)	100	(3)
Depreciation and amortization on property and equipment	186	70	308	118
Impairment of leased assets	866	(15)	315	(640)
Stock-based compensation expense (1)	1,857	10,140	2,946	10,221
Transaction costs associated with Merger (2)	—	2,675	—	3,350
Adjusted EBITDA	$(5,288)	$3,916	$(9,440)	$18,508

(1) Includes employer payroll taxes.
(2) Consists of non-capitalizable transaction cost associated with the Merger during the three and six months ended June 30, 2021.

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(9,733)	$(8,103)	$(15,291)	$(13)
Add back:
Change in fair value of warrant liability	(2,323)	(3,169)	(5,412)	(2,811)
Stock-based compensation expense (1)	1,857	10,140	2,946	10,221
Transaction costs associated with Merger (2)	—	2,675	—	3,350
Adjusted net (loss) income	$(10,199)	$1,543	$(17,757)	$10,747

(1) Includes employer payroll taxes.
(2) Consists of non-capitalizable transaction cost associated with the Merger during the three and six months ended June 30, 2021.

                            Ex.99.1

CERTAIN KEY PERFORMANCE METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenue	$53,039	$77,469	$112,917	$158,104

If ASC 842 was effective for the three and six months ended June 30, 2021, total revenue would have been $69,472 and $147,030, respectively.

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

($ millions)	Gross Originations by Quarter
	Q1	Q2	Q3	Q4
FY 2022	$46.7	$46.4	$—	$—
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1

                            Ex.99.1

KATAPULT HOLDINGS, INC
IMPACT OF ADOPTION OF ASC 842
FOR ILLUSTRATIVE PURPOSES ONLY
(UNAUDITED)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
As Reported:
Total revenue	$73,299	$71,710	$77,469	$80,635	$73,358	$71,194	$60,014	$42,634
Bad debt expense (net of recoveries)	9,450	5,936	8,026	4,887	6,450	3,931	2,548	3,134
Income (loss) before provision for income taxes	$7,213	$14,548	$(9,931)	$9,915	$3,996	$10,073	$5,199	$3,749

Supplemental Information - Impact of ASC 842:
Total revenue under ASC 842	$64,253	$66,277	$69,472	$77,558	$67,060	$67,410	$59,721	$39,428
Bad debt expense (net of recoveries) under ASC 842	—	—	—	—	—	—	—	—
Income (loss) before provision for income taxes under ASC 842	$7,617	$15,051	$(9,902)	$11,725	$4,149	$10,220	$7,454	$3,677

*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.